     As filed with the Securities and Exchange Commission on June 12, 1996.

                                               Registration No. 33-____________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                         ------------------------------

                                    FORM S-8

                          Registration Statement Under
                           The Securities Act of 1933

                              INTERIM SERVICES INC.
- -------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                                36-3536544
- --------------------------------------   --------------------------------------
     (State or other jurisdiction                   (I.R.S. Employer
           of incorporation)                       Identification No.)

                           BRANDON SYSTEMS CORPORATION
                      1987 LONG TERM EQUITY INCENTIVE PLAN

                           BRANDON SYSTEMS CORPORATION
                        1993 INCENTIVE STOCK OPTION PLAN
- -------------------------------------------------------------------------------
                              (Full title of plans)

                   John B. Smith, Esq., Senior Vice President
                              Interim Services Inc.
                             2050 Spectrum Boulevard
                         Ft. Lauderdale, Florida  33309
- -------------------------------------------------------------------------------
                     (Name and address for agent of service)

                                 (954) 938-7600
- -------------------------------------------------------------------------------
                        (Telephone number, including area
                           code, for agent of service)

                                       CALCULATION OF REGISTRATION FEE
============================================================================================================
                                                        Proposed maximum  Proposed maximum
     Title of Securities                 Amount          offering price       aggregate         Amount of
       to be registered          to be registered <F1>  per share <F2>     offering price   registration fee
- -------------------------------  ---------------------  ----------------  ----------------  ----------------

Common Stock, par value $.01
  per share                           40,040 <F3>             $45.50         $1,821,820           $628.22

Common Stock, par value $.01
  per share                          167,552 <F4>             $45.50         $7,623,616         $2,628.83
- ------------------------------------------------------------------------------------------------------------

          Total                      207,592                  $45.50         $9,445,436         $3,257.05
============================================================================================================


    <F1>     Includes such additional indeterminate number of shares as may be issuable pursuant to the antidilution provisions of the Plans.  Also covers Preferred Stock Purchase Rights which are attached to the
Common Stock and for which no separate registration fee is required.

    <F2>     Calculated in accordance with the provisions of Rule 457(c) using the average of the high and low sales price of the Registrant's Common Stock as reported on the Nasdaq National Market System on
June 7, 1996.

    <F3>     Includes shares issuable upon the exercise of stock options issued pursuant to the Brandon
Systems Corporation 1987 Long Term Equity Incentive Plan.

    <F4>     Includes shares issuable upon the exercise of stock options issued pursuant to the Brandon
Systems Corporation 1993 Incentive Stock Option Plan.

                         ------------------------------

Approximate date of proposed commencement of sales pursuant to the Plan: Upon exercise of stock options granted pursuant to the Plans after the effective date of this Registration Statement.

===============================================================================

                                  INTRODUCTION

    This Registration Statement on Form S-8 is filed by Interim Services Inc. (the "Corporation") relating to shares of its Common Stock, par value $.01 per share ("Common Stock"), issuable pursuant to the 1987 Long Term Equity Incentive Plan, as amended, of its wholly owned subsidiary, Brandon Systems Corporation and the 1993 Incentive Stock Option Plan of Brandon Systems Corporation, as amended (the "Plans").


                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.
         -----------------

         Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I of Form S-8.


Item 2.  Registrant Information and Employee Plan Annual Information.
         ------------------------------------------------------------

         Information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         The following documents, which previously have been filed by the Corporation with the Securities and Exchange Commission ("Commission"), are incorporated herein by reference and made a part hereof:

         (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 29, 1995;

         (b) The Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 1996;

         (c) The Corporation's Current Report on Form 8-K dated June 6, 1996;
             and

         (d) The description of the Common Stock contained in the Corporation's Registration Statement on Form S-1 (Registration No. 33-71338), effective January 27, 1994, the Corporation's Registration Statement on Form 8-A (Commission File No. 0-23198), effective January 27, 1994, and any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed comment which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.
         --------------------------

         The class of securities to be offered is registered under Section 12 of the Exchange Act. Therefore, a description of the Common Stock required by
Item 202 of Regulation S-K is not required.


Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         None.


Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Section 145 of the Delaware Corporation Law provides as follows:

         "INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS;
         INSURANCE

         "(a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         "(b)     A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         "(c)    To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         "(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or
(2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         "(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         "(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         "(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         "(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         "(i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         "(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of a person.

         "(k)    The Court of Chancery is hereby vested with exclusive
jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise the Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

         The officers and directors are indemnified pursuant to specific provisions of the Corporation's Amended and Restated Certificate of Incorporation and Bylaws to the fullest extent permissible under the law, subject to specific limitations imposed, and, further, with the basic intent of not granting any indemnity in contravention of the laws of the State of Delaware or of the United States of America, whether as a matter of public policy or pursuant to statutory provisions.

         Indemnification granted each officer and director covers expenses incurred or paid by such officer or director in connection with any claim, action, suit or proceeding, or judgment or order. Such indemnification excludes, however, any amounts paid or payable by such officer or director to the Corporation unless (and only to the extent that) the Court of Chancery or the court in which the related action was brought, shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such officer or director is fairly and reasonably entitled to indemnity for amounts the Court of Chancery or such other court shall deem proper.

         Pursuant to the Corporation's Amended and Restated Certificate of Incorporation, no director or shareholder of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty as a director. The Certificate further provides, however, that a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which such director derived an improper personal benefit. No amendment or repeal of this provision in the Certificate may adversely affect any right or protection of any director of the Corporation existing at the time of such amendment or repeal for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         The Corporation may purchase and maintain, and currently does so maintain, insurance on behalf of its directors and officers against liability asserted against any of them and incurred by them in such capacity, or arising out of their status as such.


Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not applicable.


Item 8.  Exhibits.
         ---------

         Exhibit No.     Description
         -----------     ------------------------------------------------------

         4.1 Restated Certificate of Incorporation of the Corporation, filed as Exhibit 3(a) to the Corporation's Registration Statement on Form S-1 (Commission File No. 33-71338), is incorporated hereby by reference.

         4.2 Sections 4 through 12 and 35 through 41 of the Bylaws of the Corporation, filed as Exhibit 3(b) to the Corporation's Registration Statement on Form S-1 (Commission File No. 33-71338), are incorporated herein by reference.

         Exhibit No.     Description
         -----------     ------------------------------------------------------

         4.3 Form of Stock Certificate, filed as Exhibit 4(e) to the Corporation's Registration Statement on Form S-1 (Commission File No. 33-71338), is incorporated herein by reference.

         4.4 Rights Agreement dated as of April 1, 1994, between the Corporation and Boatmen's Trust Company, filed as
                         Exhibit 4(a) to the Corporation's Form 8-A dated April 11, 1994, is incorporated herein by reference.

         4.5 Certificate of Designation, Preferences and Rights filed with the Secretary of State of the State of Delaware, filed as Exhibit 4(b) to the Corporation's Form 8-A dated April 11, 1994, is incorporated herein by reference.

         5 Opinion of Counsel (relating to legality of securities being registered).

         23.1            Consent of Independent Accountants.

         23.2            Consent of Counsel (included in Exhibit 5 hereto).

         24.1            Power of Attorney (included on signature page).


Item 9.  Undertakings.
         -------------

         (a) The undersigned registrant hereby undertakes:

             (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida, on this 11th day of June, 1996.

                                  INTERIM SERVICES INC.

                                  By: /S/ RAYMOND MARCY
                                      -----------------------------------------
                                      Raymond Marcy
                                      President and Chief Executive Officer


                                POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that the individuals whose signatures appear below constitute and appoint Raymond Marcy, John B. Smith, Roy G. Krause and Kendrick T. Wallace, or any of them, his true and lawful attorney in fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                          Title                   Date
- ------------------------------  --------------------------------  -------------

/S/ RAYMOND MARCY
- ------------------------------  President and Chief               June 11, 1996
Raymond Marcy                   Executive Officer

/S/ ROY G. KRAUSE
- ------------------------------  Executive Vice President          June 11, 1996
Roy G. Krause                   and Chief Financial Officer

/S/ PAUL HAGGARD
- ------------------------------  Vice President and Treasurer      June 11, 1996
Paul Haggard                    (Chief Accounting Officer)

/S/ WILLIAM F. EVANS
- ------------------------------  Director                          June 11, 1996
William F. Evans

/S/ JEROME B. GROSSMAN
- ------------------------------  Director                          June 11, 1996
Jerome B. Grossman

            Signature                          Title                   Date
- ------------------------------  --------------------------------  -------------

/S/ CINDA A. HALLMAN
- ------------------------------  Director                          June 11, 1996
Cinda A. Hallman

/S/ J. IAN MORRISON
- ------------------------------  Director                          June 11, 1996
J. Ian Morrison

/S/ ALLAN C. SORENSEN
- ------------------------------  Director                          June 11, 1996
Allan C. Sorensen

/S/ HAROLD TOPPEL
- ------------------------------  Director                          June 11, 1996
Harold Toppel

/S/ A. MICHAEL VICTORY
- ------------------------------  Director                          June 11, 1996
A. Michael Victory

/S/ STEVEN S. ELBAUM
- ------------------------------  Director                          June 11, 1996
Steven S. Elbaum

                                INDEX TO EXHIBITS

Exhibit Number  Description
- --------------  ---------------------------------------------------------------

      5 Opinion of Counsel (relating to legality of securities being registered).

     23.1       Consent of Independent Accountants.